Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
of Answers Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-123185, 333-138641 and 333-159969) on Form S-8 and the registration statements (No. 333-144630, 333-131108, 333-152650 and 333-159968) on Form S-3 of Answers Corporation of our report dated March 17, 2011, with respect to the consolidated balance sheets of Answers Corporation and Subsidiary (“the Company”) as of December 31, 2010 and 2009, and the related consolidated statements of income, stockholders’ equity, cash flows, and comprehensive income for each of the years in the two-year period ended December 31, 2010, which report appears in the December 31, 2010 annual report on Form 10-K of Answers Corporation.

Our audit report refers to the adoption by the Company, effective January 1, 2009, of the new accounting requirements issued by the FASB for the method used in accounting for its Redpoint warrants.

/s/Somekh Chaikin
Somekh Chaikin
Certified Public Accountants (Isr.)
A member firm of KPMG International

March 17, 2011